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                                                                      Exhibit 21
                                                                      ----------


                        CENTOCOR, INC. AND SUBSIDIARIES


                                                   Jurisdiction of Incorporation
        Subsidiaries of the Registrant                    or Organization
        ------------------------------                    ---------------

   1.   Centocor B.V.                              The Netherlands

   2.   Centocor Development Corporation III       Delaware

   3.   Centocor Property Management Corp.         Delaware

   4.   Centocor Property Management Corp. II      Delaware

   5.   Centocor Ventures III                      Delaware

   6.   First Valley Insurance Company             Vermont

   7.   Centocor U.K. Limited                      United Kingdom

   8.   Centocor U.K. Holdings Limited             United Kingdom

   9.   Nippon Centocor K.K.                       Japan

   10.  Centocor (BVI), Inc.                       British Virgin Islands

   11.  Winthorp and Valentine, Inc.               Delaware